UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2005

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01                                     Material Definitive Agreement

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 16, 2005, Gregory E. Hyland, Chairman, CEO and President of Walter Industries, Inc. (the “Company”) was awarded a grant of 35,000 restricted stock units and 35,000 non-qualified options to purchase shares of the Company’s common stock. The Restricted Stock Unit Award Agreement and the Non-Statutory Stock Option Agreement are filed herewith as Exhibits 10.24 and 10.25.

At the close of business on September 16, 2005, Don DeFosset retired as Chairman, CEO and President of the Company. At that time Mr. Hyland assumed these positions and the Board of Directors of the Company appointed him a member and Chairman of the Executive Committee of the Board and to the Non-Officer Compensation Committee of the Board.

On September 21, 2005, the Company and Don DeFosset entered into an Agreement amending the Letter Agreement dated March 2, 2005. The September 21, 2005 Agreement, incorporated herein by reference and filed herewith as Exhibit 10.26, defines Mr. DeFosset’s last day of employment with the Company as November 15, 2005.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed herewith:

10.24	Restricted Stock Unit Award Agreement between the Company and Gregory E. Hyland

10.25	Non-Statutory Stock Option Agreement between the Company and Gregory E. Hyland

10.26	Agreement dated as of September 21, 2005 between the Company and Don DeFosset

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary

Date: September 21, 2005